UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) At the annual meeting of stockholders (the “Annual Meeting”) of Celgene Corporation (the “Company”) held on June 14, 2017, the Company’s stockholders approved an amendment and restatement of the Company’s 2008 Stock Incentive Plan, now renamed the “Celgene Corporation 2017 Stock Incentive Plan” (the “Plan”), to, among other things:

•	Adopt an aggregate share reserve of 275,263,282 shares of our Common Stock. This number includes our current share reserve of 265,263,282 shares of our Common Stock and 10,000,000 additional new shares of our Common Stock;

•	Increase the maximum individual payment under performance-based cash awards for three-year performance periods to $15,000,000 (pro-rated if the performance period is less than three consecutive fiscal years).

•	Provide that stock options and stock appreciation rights granted under the Plan may not receive dividends, and no other type of award granted under the Plan may receive or retain dividends or dividend equivalents unless the underlying common stock subject to such award vests or are no longer subject to forfeiture restrictions.

•	Provide that, in the event of a change in control, if an award is not continued, assumed or have new rights substituted therefor, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of such award. However, with respect to any performance-based award, vesting will be determined based on the higher of (A) the Committee’s determination and certification of the extent to which the applicable performance goals have been achieved, and (B) the deemed achievement of all relevant performance goals at the “target” level prorated based on service during the performance period prior to the change in control.

•	Provide that, if any performance-based award is subject to vesting after an involuntary termination of employment within the two-year period following a change in control, any vesting of such award shall be determined based on the higher of (A) Committee’s determination and certification of the extent to which the applicable performance goals have been achieved, and (B) the deemed achievement of all relevant performance goals at the “target” level prorated based on service during the performance period prior to the change in control.

•	Extend the term of the Plan through April 18, 2027.

In addition to the foregoing, our stockholders approved Section 162(m) performance goals so that certain incentive awards granted under the Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Internal Revenue Code.

The foregoing is a brief summary of the principal provisions of the amendments to the Plan and does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of stockholders of the Company was held on June 14, 2017.

(b) Stockholders voted on the matters set forth below:

Proposal 1. Election of Directors:

	For	Withheld	Broker Non-Votes
Robert J. Hugin	557,546,833	22,485,211	113,299,472
Mark J. Alles	567,820,214	12,205,830	113,299,472
Richard W. Barker, D.Phil.	568,282,439	11,743,605	113,299,472
Michael W. Bonney	565,284,172	14,741,872	113,299,472
Michael D. Casey	385,737,429	194,288,617	113,299,472
Carrie S. Cox	565,527,921	14,498,123	113,299,472
Michael A. Friedman, M.D.	396,208,494	183,817,550	113,299,472
Julia A. Haller, M.D.	568,501,354	11,524,690	113,299,472
Gilla Kaplan, Ph.D.	394,894,847	185,131,197	113,299,472
James J. Loughlin	564,105,742	15,920,302	113,299,472
Ernest Mario, Ph.D.	394,207,895	185,818,149	113,299,472

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Proposal 2. Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017:

For	678,330,751
Against	13,929,144
Abstain	1,065,621
Broker Non-Votes	0

Proposal 3. Amendment and Restatement of the Company’s 2008 Stock Incentive Plan, renamed the Celgene Corporation 2017 Stock Incentive Plan (the description of the amendments to the Plan contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference):

For	519,706,668
Against	58,364,806
Abstain	1,954,570
Broker Non-Votes	113,299,472

Proposal 4. Advisory Vote on Executive Compensation:

For	551,315,211
Against	26,070,216
Abstain	2,738,596
Broker Non-Votes	113,299,472

Proposal 5. Advisory Vote on the Frequency of the Vote on Executive Compensation:

One Year	520,315,211
Two Years	1,615,153
Three Years	56,721,011
Abstain	1,374,669
Broker Non-Votes	113,299,472

Proposal 6. Advisory Vote on a Stockholder Proposal to Request a By-law Provision Limiting Management’s Access to Vote Tallies Prior to the Annual Meeting With Respect to Certain Compensation Matters (described in more detail in the Proxy Statement):

For	24,684,671
Against	549,705,839
Abstain	5,635,534
Broker Non-Votes	113,299,472

(c) Not applicable.

(d) Not applicable.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Amendment and Restatement of the Celgene Corporation 2008 Stock Incentive Plan (Renamed the Celgene Corporation 2017 Stock Incentive Plan)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: June 14, 2017	By:	/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment and Restatement of the Celgene Corporation 2008 Stock Incentive Plan (Renamed the Celgene Corporation 2017 Stock Incentive Plan)